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                               [Cooley Opinion]


July 27, 2000                                                        Exhibit 5.1



Blue Martini Software, Inc.
2600 Campus Drive,
San Mateo, California 94403


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Blue Martini Software, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an aggregate of 18,707,567 shares of the Company's Common Stock, $.001 par value (the "Shares"), pursuant to its 2000 Equity Incentive Plan, its 2000 Non-employee Directors' Stock Option Plan and its 2000 Employee Stock Purchase Plan (the "Plans").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Restated Certificate of Incorporation and Amended and Restated By-laws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Equity Incentive Plan, Directors' Plan and Purchase Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



By: /s/ Eric C. Jensen
   ____________________________
     Eric C. Jensen